                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                       LODGENET ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                          3900 WEST INNOVATION STREET
                        SIOUX FALLS, SOUTH DAKOTA 57107

                            ------------------------

                                                                  April 12, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of LodgeNet Entertainment Corporation. The meeting will be held on Wednesday, May 12, 1999, at 9:00 a.m., Central Daylight Time, at LodgeNet's National Headquarters and Distribution Center, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. We encourage you to read carefully the enclosed Notice of Annual Meeting and Proxy Statement.

    We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting. Your vote is important, whether you own a few shares or many.

Very truly yours,

/s/ Tim C. Flynn                               /s/ Scott C. Petersen

Tim C. Flynn                                   Scott C. Petersen
CHAIRMAN OF THE BOARD                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       LODGENET ENTERTAINMENT CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Stockholders (the "Meeting") of LodgeNet Entertainment Corporation (the "Company") will be held at LodgeNet's National Headquarters and Distribution Center, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 on Wednesday, May 12, 1999, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting upon the following matters:

TO RECEIVE AND CONSIDER:

    The report of Management on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 1998, together with the report thereon of Arthur Andersen LLP, the Company's independent public accountants.

TO ACT ON:

    1. ELECTION OF DIRECTORS. To elect two persons to the Board of Directors of the Company to serve for a three-year term expiring in 2002 and until such persons' successors are elected and qualified. The Board of Directors' nominees are:

                                      Tim C. Flynn
                                   R. F. Leyendecker

    2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

    3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

    Only those stockholders of record on March 24, 1999 shall be entitled to notice of and to vote in person or by proxy at the Meeting.

    The Proxy Statement which accompanies this notice contains additional information regarding the proposals to be considered at the Meeting and stockholders are encouraged to read it in its entirety.

    As set forth in the enclosed Proxy Statement, the proxy is solicited by and on behalf of the Board of Directors of the Company. It is expected that these materials will be first mailed to stockholders on or about April 12, 1999.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                                          By Order of the Board of Directors,

                                          /s/ Daniel P. Johnson

                                          Daniel P. Johnson
                                          SECRETARY

Dated:  April 12, 1999

                       LODGENET ENTERTAINMENT CORPORATION
                          3900 WEST INNOVATION STREET
                        SIOUX FALLS, SOUTH DAKOTA 57107
                                 (605) 988-1000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1999

                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of LodgeNet Entertainment Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on Wednesday, May 12, 1999, at LodgeNet's National Headquarters and Distribution Center, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 at 9:00 a.m., Central Daylight Time, and at any and all adjournments thereof. Tim C. Flynn and Scott C. Petersen, the designated proxyholders (the "Proxyholders"), are members of the Company's management. This Proxy Statement and the enclosed proxy card (the "Proxy") and other enclosures will be first mailed to stockholders on or about April 12, 1999. Only stockholders of record on March 24, 1999 (the "Record Date") are entitled to vote in person or by proxy at the Meeting.

MATTERS TO BE CONSIDERED

    The matters to be considered and voted upon at the Meeting will be:

    1. ELECTION OF DIRECTORS. To elect two persons to the Board of Directors of the Company to serve for a three-year term expiring in 2002 and until such persons' successors are elected and qualified. The Board of Directors' nominees are:

                                  Tim C. Flynn
                                  R. F. Leyendecker

    2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

    3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

VOTING AND REVOCABILITY OF PROXIES

    A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting to the Secretary of the Company a written revocation of such proxy or a duly executed proxy bearing a later date or by voting in person at the Meeting.

    Unless revoked, the shares of common stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of common stock will be voted: (i) "FOR" the election of the nominees for director set forth herein; and (ii) "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

    The enclosed Proxy confers discretionary authority with respect to any amendments or modifications of the proposals or other business which properly may be brought before the Meeting. As of the date hereof, management is not aware of any such amendments or modifications or other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendation and in the discretion of the Board of Directors.

COSTS OF SOLICITATION OF PROXIES

    This Proxy is made on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of Proxies.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    The authorized capital of the Company consists of 20,000,000 shares of common stock, par value $.01 per share, of which 11,942,387 shares were issued and outstanding on the Record Date, and 5,000,000 shares of preferred stock, $.01 par value, of which there are no shares outstanding.

    A majority of the outstanding shares of common stock constitutes a quorum for the conduct of business at the Meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the stockholders. The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the persons receiving the highest number of votes will be elected. The ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of the common stock represented and entitled to vote at the Meeting. Shares represented by a proxy card marked as abstaining on any proposal will be counted as a vote against that matter. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

    Brokers and nominees holding common stock in "street name" which are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the common stock and to solicit voting instructions with respect to the matters submitted to the stockholders. In the event any such broker or nominee has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker or nominee may give or authorize the giving of a Proxy to vote such common stock on the matters to be considered at the Meeting; PROVIDED, HOWEVER, that the broker or nominee may not give or authorize the giving of a Proxy for any matter if it has notice of any contest with respect to any matter, and, PROVIDED, FURTHER, that the broker or nominee may not vote the common stock "FOR" any matter which substantially affects the rights or privileges of the common stock without specific instructions from the beneficial owner. If you hold your common stock in "street name" and you fail to instruct your broker or nominee as to how to vote your common stock, your broker or nominee may, in its discretion, vote your common stock "FOR" the election of the Board of Directors' nominees and "FOR" the proposal to ratify the appointment of Arthur

Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of common stock as of the Record Date by each person known to the Company to be the record or beneficial owner of more than five percent of the outstanding shares of common stock (other than depositories holding shares of common stock in "street name"), by each director and nominee for director, each executive officer named in the Summary Compensation Table, and by all directors and executive officers, as a group:

                                                             AMOUNT AND NATURE OF
NAME AND ADDRESS                                                  BENEFICIAL          PERCENT
OF BENEFICIAL OWNER(1)(2)                                        OWNERSHIP(3)       OF CLASS(3)
----------------------------------------------------------  ----------------------  -----------
Tim C. Flynn, Chairman of the Board of Directors(4).......            654,427             5.5%
Scott C. Petersen, President and Chief Executive
  Officer(4)..............................................            409,725             3.4%
John M. O'Haugherty, Senior Vice President and Chief
  Operating Officer(4)....................................             95,617            *
Douglas D. Truckenmiller, Former Vice President, Chief
  Operating Officer, ResNet Communications,
  L.L.C.(4)(5)(14)........................................            195,111             1.6%
David M. Bankers, Senior Vice President, Chief Technology
  Officer(4)..............................................             66,256            *
Jeffrey T. Weisner, Senior Vice President, Chief Financial
  Officer(4)..............................................            102,261            *
Steven D. Truckenmiller, Vice President, Guest Pay
  Services(4)(14).........................................            157,343             1.3%
David Austad, Director(6).................................             25,797            *
Lawrence Flinn, Jr., Director(6)..........................            125,797             1.0%
Richard R. Hylland, Director(7)(8)........................            502,763             4.2%
R. F. Leyendecker, Director(7)(8).........................            507,763             4.2%
Alex Brown Investment Management(9).......................            871,700             7.3%
Dimensional Fund Advisors, Inc.(10).......................            665,600             5.6%
Investment Advisers, Inc.(11).............................            682,925             5.7%
Northwestern Networks, Inc.(7)(8).........................            471,966             4.0%
Wellington Management Company LLP(12).....................          1,045,300             8.8%
Woodland Partners LLC(13).................................            687,750             5.8%
Directors and Executive Officers(4)
  (A group of 17 persons).................................          2,445,269            20.5%

------------------------

*   Less than 1%.

 (1) Unless otherwise indicated, the address of such person is 3900 West Innovation Street, Sioux Falls, South Dakota 57107.

 (2) Each named person has sole voting and investment power with respect to the shares listed, except as noted below.

 (3) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

 (4) Includes shares issuable upon the exercise of options to purchase Common Stock which the person (or group) has the right to acquire within 60 days after the Record Date as follows: Mr. Flynn, 62,222 shares; Mr. Petersen, 235,343 shares; Mr. D. Truckenmiller, 51,111 shares; Mr. O'Haugherty, 92,617 shares; Mr. Weisner, 55,486 shares; Mr. Bankers, 68,256 shares; and Mr. S. Truckenmiller, 37,361 shares; and all directors and executive officers as a group, 776,896 shares. Does not include 21,144 shares held in the Company's 401(k) Plan of which Mr. Flynn and Mr. Petersen are Trustees; and for Mr. Flynn, includes 1,200 shares owned by Mr. Flynn's minor children; and for Mr. Petersen, includes 150 shares owned by Mr. Petersen's minor children.

 (5) ResNet Communications, L.L.C. ("ResNet") is a majority-owned subsidiary of ResNet Communications, Inc., which is a wholly-owned subsidiary of the Company. On November 30, 1998, the business of ResNet was merged into Global Interactive Communications Corporation ("GICC") and Mr. D. Truckenmiller left the employ of the Company and accepted a position with GICC.

 (6) Includes 23,000 shares of Common Stock which each of Messrs. Austad and Flinn have the right to acquire by the exercise of vested stock options.

 (7) Messrs. Hylland and Leyendecker are directors of Northwestern Networks, Inc. ("NNI"), which is a subsidiary of Northwestern Public Service Company ("NPSC"). The shares attributable to Messrs. Hylland and Leyendecker include 28,000 and 33,000 shares, respectively, which they have the right to acquire by the exercise of vested stock options, and 471,966 shares held by NNI as a result of their being directors of NNI. Messrs. Hylland and Leyendecker disclaim beneficial ownership of all such shares.

 (8) The address of NNI and Mr. Leyendecker is 33 Third Street, S.E., Huron, South Dakota 57350-1318; the address of Mr. Hylland is 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104-6403; share ownership information based on information provided by NNI.

 (9) The address for Alex Brown Investment Management is 217 E. Redwood Street, Suite 1400, Baltimore, Maryland, 21202; address and share ownership information based on Schedule 13G filed for the year ended December 31, 1998.

(10) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401; address and share ownership information based on Schedule 13G filed for the year ended December 31, 1998.

(11) The address of Investment Advisers, Inc. is 3700 First Bank Place, Box 357, Minneapolis, Minnesota 55440; address and share ownership information based on Schedule 13G filed for the year ended December 31, 1998.

(12) The address of Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109; address and share ownership information based on Schedule 13G filed for the year ended December 31, 1998.

(13) The address of Woodland Partners LLC is 60 South Sixth Street, Suite 3750, Minneapolis, Minnesota 55402; address and share ownership information based on Schedule 13G filed for the year ended December 31, 1998.

(14) Douglas D. Truckenmiller and Steven D. Truckenmiller are brothers.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND NOMINEES

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than three nor more than nine. The Board of Directors is currently composed of six members. The Bylaws further provide for the division of the directors into three classes of approximately equal size, with directors in each class elected for a three-year term and approximately one-third of the directors elected each year.

    The directors nominated for reelection are Tim C. Flynn and R. F. Leyendecker. Messrs. Flynn and Leyendecker are completing the terms to which they were elected by the stockholders in 1996. Each nominee has indicated his willingness to serve and, unless otherwise instructed, Proxies will be voted in favor of such nominees. In the event that either Mr. Flynn or Mr. Leyendecker should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee(s), if any, as shall be designated by the Board of Directors. Management has no reason to believe that the nominees will be unavailable to serve. David Austad is also completing the term to which he was elected by the stockholders in 1996. Mr. Austad has indicated that he would not be available to serve for another term. As of the date of this document the Board of Directors has not recommended a nominee for that directorship.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

    The following table sets forth certain information, as of the Record Date, with respect to the nominees for director and the continuing directors of the Company. The number of shares of common stock beneficially owned by the nominees for director and the continuing directors is set forth above under "Beneficial Ownership of Principal Stockholders and Management."

                                                                                                             YEAR FIRST
                                                                                                               BECAME
                                                                                                              DIRECTOR
                                                                                                             (1)/ TERM
NAME                            AGE         PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE PAST FIVE YEARS        EXPIRES
--------------------------      ---      -----------------------------------------------------------------  ------------

NOMINEES FOR DIRECTOR:

Tim C. Flynn..............          49   Chairman of the Board of Directors of the Company. Mr. Flynn         1983/1999
                                           founded the Company in 1980 and served as its President and
                                           Chief Executive Officer from its incorporation in 1983 until
                                           July 1998.

R.F. Leyendecker..........          53   President and Chief Executive Officer of NorthWestern Energy         1986/1999
                                           Corporation and President and Chief Executive Officer of NorCom
                                           Advanced Technologies, 1998-present; Vice President--Market
                                           Development, Northwestern Public Service Company* ("NPSC"),
                                           1996-1997; Vice President--Energy Services, NPSC from
                                           1994-1996.

OTHER DIRECTORS:

David Austad..............          38   President and Chief Executive Officer of AGS, Inc. from 1987 to      1994/1999
                                           present; President and Chief Executive Officer, The Austad
                                           Company, Inc., from 1988-1996.

                                                                                                             YEAR FIRST
                                                                                                               BECAME
                                                                                                              DIRECTOR
                                                                                                             (1)/ TERM
NAME                            AGE         PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE PAST FIVE YEARS        EXPIRES
--------------------------      ---      -----------------------------------------------------------------  ------------
Richard R. Hylland........          38   President, Chief Operating Officer and Director of NorthWestern      1990/2000
                                           Corporation from 1998-present; Vice Chairman of NorthWestern
                                           Growth Corporation from 1994-present; Vice Chairman of
                                           Cornerstone Propane GP, Inc.; the Managing General Partner of
                                           Cornerstone Propane Partners, L.P.*; Vice Chairman of Blue Dot.
                                           Service, Inc.; Vice Chairman of Expanets, Inc.; Chairman of
                                           Franklin Industries, Director of Lucht Inc., NorthWestern
                                           Energy Corporation, NorthWestern Services Corporation and NNI.

Lawrence Flinn, Jr........          63   Chairman Emeritus of United Video Satellite Group, Inc.*, since      1994/2001
                                           1997; previously was Chairman, Chief Executive Officer and director of United Video Satellite Group, Inc.

Scott C. Petersen.........          43   President and Chief Executive Officer of the Company. Mr.            1993/2001
                                           Petersen joined the Company in 1987 as Senior Vice President for Corporate and Legal Affairs, was appointed Executive Vice
                                           President and Chief Operating Officer in 1991 and was appointed
                                           President and Chief Executive Officer in July 1998.

------------------------

*   Denotes public company.

(1) For purposes of this table, the year in which an individual first became a director of the Company shall be the year in which such individual was appointed to the Board of Directors of the Company or its South Dakota predecessor.

PROCEDURES FOR NOMINATING DIRECTORS

    The procedures for nominating directors, other than by the Board of Directors, are set forth in the Bylaws. Nominations for the election of directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the Secretary of the Company at the Company's principal office. Such notice must be received at least 90 days prior to the date on which, in the immediately preceding calendar year, the Company's Annual Meeting of Stockholders for such year was held; PROVIDED, HOWEVER, that in the event the date of the Annual Meeting is changed by more than 30 days from such anniversary date, such stockholder's notice must be received by the Secretary of the Company no later than 10 days after notice or prior public disclosure of the meeting is first given or made to stockholders. The stockholder's notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. The stockholder notice must also set forth the name and address of the nominating stockholder. If the stockholder fails to comply with the above provisions, then the Chairman of the meeting may declare that the nomination was not made in accordance with the procedures prescribed by the Bylaws and the defective nomination may be disregarded.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors is composed of Messers. Hylland, Austad and Flinn, each of whom is a disinterested director. The Audit Committee provides assistance to the Board in satisfying its responsibilities relating to accounting, auditing, operating and reporting practices of the Company. The Audit Committee met four times during 1998.

    The Compensation Committee of the Board of Directors is composed of Messrs. Austad, Flinn and Leyendecker, each of whom is a disinterested director. The Compensation Committee is responsible for establishing compensation policies, for setting compensation levels for the Company's executive officers and serves as disinterested administrators of the Plan. The Compensation Committee met five times during 1998. For a description of the functions of the Compensation Committee, see "ELECTION OF DIRECTORS--Executive Compensation--REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

    The Board of Directors met thirteen times during 1998. All of the persons who were directors of the Company during 1998 attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served.

DIRECTOR COMPENSATION

    The compensation to be paid to each non-employee director is set at $20,000 per year, $300 for each committee meeting attended, and reimbursement for travel and related expenses for attendance at Board and Committee meetings. The non-employee directors can elect to receive their annual retainer and meeting fees in the form of cash, options, shares of common stock or a combination thereof in accordance with such rules as established by the Compensation Committee. Non-employee directors automatically receive upon their initial election or appointment to the Board a nonqualified stock option to purchase 6,000 shares of common stock under the Plan plus an additional 6,000 options to be granted on each anniversary of such election during the term of service.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16 OF THE EXCHANGE ACT

    Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company's knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC from January 1, 1998 through the Record Date, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC except for Form 4 reports for Steven D. Truckenmiller (filed March 9, 1999) and Jeffrey T. Weisner (filed March 10, 1999) and Form 5 reports for David Austad (filed March 10, 1999), Richard R. Hylland (filed March 10, 1999), R. F. Leyendecker (filed March 10, 1999), David Bankers (filed March 11, 1999), John O'Haugherty (filed March 11, 1999), Steve Pofahl (filed March 11, 1999), Theodore Racz (filed March 11, 1999), Steven D. Truckenmiller (filed March 11,
1999), Jeffrey T. Weisner, (filed March 11, 1999), Lawrence Flinn Jr. (filed March 24, 1999), Tim C. Flynn (filed April 2, 1999), and Scott C. Petersen (filed April 2, 1999).

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman, the Chief Executive Officer ("CEO"), the former Vice President, Chief Operating Officer of ResNet and the four most highly compensated executive officers other than the CEO (determined as of the end of the last fiscal year) (the "Named Executives") whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                    ANNUAL COMPENSATION                  ------------
                                     -------------------------------------------------      STOCK
                                                                       OTHER ANNUAL        OPTIONS
NAME AND PRINCIPAL POSITION          YEAR  SALARY($)     BONUS($)   COMPENSATION($)(1)       (#)
-----------------------------------  ----  ---------     --------   ------------------   ------------
Tim C. Flynn.......................  1998    267,800      113,713         22,600           100,000
  Chairman of the Board of           1997    260,000       55,765         21,793            20,000
    Directors
                                     1996    250,000       92,404         28,614            --

Scott C. Petersen..................  1998    284,663(2)   181,171         23,781           100,000
  President, Chief Executive         1997    250,000       53,620         21,003            20,000
    Officer
                                     1996    240,000       88,708         27,386            --

Douglas D. Truckenmiller...........  1998    152,757        --           336,972            --
  Former Vice President, Chief       1997    160,000       18,669         14,293            --
    Operating
  Officer, ResNet Communications,    1996    156,200(3)    24,000         13,801            75,000
    L.L.C.

John M. O'Haugherty................  1998    164,800       60,114         14,875            40,000
  Senior Vice President, Chief       1997    160,000       59,782         14,293            15,000
    Operating
  Officer                            1996    125,400       37,073         11,216            --

David M. Bankers...................  1998    150,000       53,078         13,765            40,000
  Senior Vice President, Chief       1997    125,000       16,600         11,668            12,500
    Technology
  Officer                            1996    114,500       33,850         10,754            --

Jeffrey T. Weisner.................  1998    140,000       46,179         13,015            32,500
  Senior Vice President, Chief       1997    125,000       16,600         11,668            12,500
    Financial
  Officer                            1996    109,000       32,224          9,986            --

Steven D. Truckenmiller............  1998    125,000       28,154         11,890            25,000
  Vice President, Guest Pay          1997    120,000       54,082         11,293            10,000
    Services
                                     1996    109,000       32,224         10,349            --

------------------------

(1) Reflects compensation paid to the Named Executives by the Company in order for them to purchase individual supplemental insurance coverage and other benefits. With respect to Mr. D. Truckenmiller also reflects moving expenses, unused vacation and severance compensation.

(2) On July 21, 1998 Mr. Petersen was appointed President and Chief Executive Officer at an annual salary of $320,000. Prior to such appointment, Mr. Petersen was Executive Vice President and Chief Operating Officer at an annual salary of $257,500.

(3) In February 1996 Mr. D. Truckenmiller was appointed Vice President, Chief Operating Officer of ResNet. Prior to such appointment, Mr. D. Truckenmiller was Vice President, Technical Operations of the Company. Compensation for 1996 was based on an annual salary of $114,500 for the month of January and an annual salary of $160,000 thereafter.

EMPLOYMENT AGREEMENTS

    In connection with the Company's initial public offering in October 1993, the Company entered into an employment agreement with Mr. Flynn, dated August 16, 1993, retaining his services as the Company's President and Chief Executive Officer. The initial term of this agreement was extended for an additional year on January 1, 1996 and were then automatically extended each January 1 thereafter unless prior to any such date either Mr. Flynn or the Company notified the other of an election not to extend. On July 21, 1998, the Company extended the term of the agreement until July 31, 2000. Mr. Flynn's salary for 1998 was set at $267,800 per year. In addition to his salary, Mr. Flynn is entitled to participate in any bonus program, insurance program, stock benefit plan and other employment benefits that may be provided by the Company from time to time to its executive officers.

    Mr. Flynn's employment may be terminated prior to the expiration of the term of the agreement (i) automatically upon Mr. Flynn's death, disability or retirement at age 65; (ii) by the Company at any time, with or without cause, by action of its Board of Directors; or (iii) by Mr. Flynn or the Company within three months after a change of control of the Company. In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death, disability or retirement at age 65), the Company will pay a pro rata portion of the maximum bonus for the then current year under any bonus program in which Mr. Flynn may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause, the Company will continue to pay Mr. Flynn's salary at the rate last in effect prior to termination for the balance of the term of his employment agreement or until his earlier death or reaching age 65, and the Company will continue at its expense any health, disability and life insurance coverage in effect immediately prior to his termination. In the event of a termination after a change in control involving the Company, the terms of Mr. Flynn's agreement will be superseded by the terms and conditions of the Severance Agreements described below. The employment agreement contains a covenant by Mr. Flynn not to compete with the Company, or to work for a competing business, for the term of his employment and six months thereafter, provided that employment with a cable television vendor will not be considered to be a competing business.

    The Company entered into an employment agreement with Mr. Petersen, dated August 16, 1993, retaining his services as the Company's Executive Vice President and Chief Operating Officer. On July 21, 1998, Mr. Petersen became President and Chief Executive Officer and the Company continued the employment agreement and extended the term until July 31, 2000. At that time Mr. Petersen's salary was increased from $257,500 to $320,000 per year. Other than salary, the terms of his employment agreement are the same as those in Mr. Flynn's agreement summarized above.

    In July 1995, the Compensation Committee authorized the Company to enter into agreements (the "Severance Agreements") with the Company's President and its other executive officers, including the officers named in the Summary Compensation Table, providing for the payment of certain compensation and other benefits in the event of a covered termination of the executive's employment within two years following a "change in control" involving the Company. No compensation is payable to any executive under the Severance Agreements unless
(i) there has been a change in control and (ii) the executive's employment with the Company shall have been terminated (including a substantial reduction in duties or compensation, but excluding termination as a result of the death or permanent disability of the executive or for cause or voluntary retirement). A "change in control" is generally defined as the occurrence of any of the following: (i) any person or group becomes the beneficial owner of securities representing 30% or more of the voting power of the Company's outstanding capital stock having the right to vote in the election of directors (excluding any such transaction that is effected at an actual or implied average valuation of less than $6.75 per share of common stock); (ii) a majority of the members of the Board shall not for any reason be the individuals who at the beginning of such period constitute the Board or persons nominated by such members; (iii) any merger, consolidation or sale of all or substantially all of the assets of the Company (meaning assets representing 30% or more of the net tangible assets of the Company or generating 30% or more of the Company's operating cash flow), excluding a business combination or transaction in which: (a) the stockholders of the Company prior to such transaction continue to represent more than 70% of the voting power of the Company immediately after giving effect to such transaction;
(b) no person or group becomes the beneficial owner of 30% or more of the Company's voting stock; or (c) the purchase price results in an actual or implied average valuation of less than $6.75 per share of common stock; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (v) the occurrence of any other event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act.

    Upon a covered termination, the executive is entitled to receive a lump sum payment equal to the compensation the executive would have received over a 30-month period, a pro rata portion of any bonus the executive would have received for the year in which such termination occurs, any stock options previously granted to the executive will become fully vested, and the executive will be entitled to the continuation of the insurance and other welfare benefits then being received by such executive for a 30-month period. The Severance Agreements contain a covenant not to compete with the Company for a period of six months following a covered termination, and executives are not required to mitigate any termination benefits (nor will such benefits be reduced by compensation received from other employment). The Severance Agreements terminate upon the earlier of: (i) five years (subject to automatic one-year extensions unless the Board otherwise notifies the executive); (ii) the termination of the executive's employment other than pursuant to a covered termination described above; (iii) two years from the date of a change in control of the Company if there has not been a covered termination; and (iv) prior to a change in control upon the executive's ceasing to be an executive officer of the Company.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 1998 to the Named Executives.

                      OPTION(1) GRANTS IN FISCAL YEAR 1998

                                        INDIVIDUAL GRANTS
                                ----------------------------------                              POTENTIAL REALIZABLE
                                  NUMBER OF                                                       AT ASSUMED ANNUAL
                                 SECURITIES     PERCENT OF TOTAL                                RATES OF STOCK PRICE
                                 UNDERLYING       OPTIONS/SARS                                    APPRECIATION FOR
                                OPTIONS/SARS       GRANTED TO         EXERCISE                     OPTION TERM (3)
                                   GRANTED      EMPLOYEES IN 1998   OR BASE PRICE  EXPIRATION   ---------------------
NAME                               (#)(2)              (%)             ($/SH)         DATE       5% ($)     10% ($)
------------------------------  -------------  -------------------  -------------  -----------  ---------  ----------
Tim C. Flynn..................      100,000              15.8             10.96      3/16/2008    689,269   1,746,742
Scott C. Petersen.............      100,000              15.8             10.96      3/16/2008    689,269   1,746,742
John M. O'Haugherty...........       40,000               6.3             10.96      3/16/2008    275,707     698,697
David M. Bankers..............       40,000               6.3             10.96      3/16/2008    275,707     698,697
Jeffrey T. Weisner............       32,500               5.1             10.96      3/16/2008    224,012     567,691
Steven D. Truckenmiller.......       25,000               3.9             10.96      3/16/2008    172,317     436,685

------------------------

(1) The Company has no plans pursuant to which stock appreciation rights may be granted.

(2) The options were granted pursuant to the Plan. The options become exercisable in four equal annual installments beginning one year after the date of the grant.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rates of appreciation presented in this table can be achieved.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1998 and unexercised options held by the Named Executives as of December 31, 1998:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                    SHARES                   UNDERLYING OPTIONS AT     IN-THE- MONEY OPTIONS AT
                                  ACQUIRED ON    VALUE            12/31/98 (#)              12/31/98 ($)(1)
                                   EXERCISE     REALIZED   --------------------------  -------------------------
NAME                                  (#)         ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
--------------------------------  -----------  ----------  -----------  -------------  ----------  -------------
Tim C. Flynn....................     156,673    1,651,333      62,222        120,000          N/A          N/A
Scott C. Petersen...............         N/A          N/A     235,343        120,000      715,222          N/A
John M. O'Haugherty.............         N/A          N/A      73,867         71,250      138,127          N/A
Douglas D. Truckenmiller........         N/A          N/A      51,111          5,000          N/A          N/A
David M. Bankers................         N/A          N/A      55,131         54,375       94,387          N/A
Jeffrey T. Weisner..............         N/A          N/A      44,236         46,875          N/A          N/A
Steven D. Truckenmiller.........         N/A          N/A      28,611         37,500          N/A          N/A

------------------------

(1) Value of unexercised "in-the-money" options is the difference between the market price of the Company's common stock on December 31, 1998 ($6.875 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Company's chief executive officer and each of the other executive officers of the Company. The Committee consists exclusively of disinterested directors. Set forth below is the Report of the Committee addressing the Company's policies regarding executive compensation for 1998.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

    THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. The Company's compensation policies are designed by the Committee to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve specific strategic objectives of the Company, and (iii) align the interests of senior management with the long-term interests of the Company's stockholders. The three key interests of senior management with the long-term interests of the Company's stockholders. The three key elements of the Company's compensation program are base salary, an annual performance-based cash bonus, and long-term stock options.

    The Company's executive officers are also permitted to participate in the Company's broad based employee benefit plans and receive supplementary payments to enable such executives to purchase additional insurance coverage and other benefits. The incremental cost to the Company of the benefits provided under these plans to the Named Executives averaged approximately 9% of their base salaries in 1998.

    BASE SALARIES. The Company's approach to compensating executive officers has been to pay base salaries which are competitive with the salaries paid to executives of other companies in the media and communications industries, and based upon the Committee's judgment of the particular individual's experience, performance and potential contributions to the Company. The Company believes executive compensation levels must be competitive with those provided to other executives in the media and communications industries in order to attract and retain qualified executives crucial to the Company's long-term success. The group of companies considered by the Committee is broader than the group shown in the performance graph included below because the Company believes that it competes with a broader group of companies for executive talent.

    The Company's Chairman, Mr. Flynn, and Chief Executive Officer, Mr. Petersen, are employed pursuant to employment contracts (the "Employment Contracts") entered into in 1993 between the Company and such executive officers in connection with and prior to the Company's initial public offering (the "Offering"). The Employment Contracts had an initial term which expired on December 31, 1995, and are automatically extended each year unless either the Company or such executive elects not to extend. In originally approving the Employment Contracts, the Board made a subjective assessment of management performance relating to the achievement of financial targets and strategic milestones and considered the salary levels of executive officers of its competitors and other public companies of comparable size, and the advice and recommendations of its financial advisers (who acted as the managing underwriters in the Offering). In addition, a specific objective of the Board in approving the Employment Contracts was to provide compensation to the Company's executive officers sufficient to ensure the continuity and stability of senior management following the Offering and to recognize the additional significant demands associated with the management of a public company. The base salaries paid to Messrs. Flynn and Petersen for 1998 were increased 3.0% from 1997 (from $260,000 to $267,800 and from $250,000 to
$257,500, respectively). Upon Mr. Petersen's appointment as President and Chief Executive Officer his base salary was an increase to $320,000. See "EXECUTIVE COMPENSATION--EMPLOYMENT AGREEMENTS." With respect to the Company's other executive officers, based on the policies and factors described above, including the performance of the Company and peer group compensation, the Committee approved base salary adjustments for 1998 averaging 10.4% for such executive officers.

    BONUS COMPENSATION. The Company's officers are eligible to receive annual cash incentive compensation based on achieving specific goals and objectives established by the Committee. In February 1998 the Committee established an executive bonus program for 1998 based on the achievement by the executive of a combination of target goals relating to earnings before interest, expense, income taxes, depreciation, and amortization ("EBITDA") for the Company, the lodging division or ResNet, as appropriate; the effective management of selling, general and administrative expenses; growth in guest pay rooms, cable subscribers or cable passings, as appropriate; and the achievement of strategic goals, the particular combination of targets and their respective weighting being dependent upon the nature of the participating executive's areas of responsibility. Projected bonuses under the program could range from 0% to approximately 40% of base salary depending upon the executive's position. The Committee met in February 1999 to evaluate the Company's performance and determine the 1998 bonuses for executive officers. The Committee considered whether the target goals for 1998 were attained and reviewed strategic events that occurred during the year. In light of the foregoing, the Committee approved the cash bonus payments to the Named Executives reflected in the Summary Compensation Table.

    LONG-TERM STOCK OPTIONS. The Company believes that stock ownership by executive officers and key employees aligns their interests with those of stockholders. Stock options granted to such persons are intended to provide such employees with an incentive to achieve superior performance that will be reflected in the appreciation of the Company's common stock. The terms and conditions of such options are determined and administered by the Committee. Generally, stock options are granted annually with an exercise price equal to the prevailing market value of the Company's common stock at the time of grant, have ten year terms and vest over a four year period. The nature of the long-term stock option compensation means that participating executives will not realize compensation unless the value of the Company's common stock increases. Each executive officer is considered for stock options based on his or her responsibilities in the Company and existing stock option position, as well as stock option award levels of comparable media and communications companies.

    SEVERANCE AGREEMENTS. The Board believes that it is in the interest of the Company and its stockholders to reinforce and encourage the continued dedication of the Company's executive officers without the distractions occasioned by the possibility of an abrupt change in control of the Company. In July 1995, the Committee authorized the Company to enter into severance agreements with the Company's president and its other executive officers, including the Named Executives, providing for the payment of certain compensation and other benefits in the event of a covered termination of the executive's employment within two years following a "change in control" involving the Company. See "EXECUTIVE COMPENSATION-- EMPLOYMENT AGREEMENTS."

    IRC SECTION 162(m). Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officers and the four most highly compensated executive officers (other than the chief executive officer), unless certain criteria are satisfied. During 1998, the Board discussed the adoption of an amendment of the Company's stock option plan to, among other things, qualify for an exemption from the limitation on deductibility with respect to stock options granted under the plan. No officer of the Company receives compensation in excess of such amount and, accordingly, such action was not taken in 1998.

                                          THE COMPENSATION COMMITTEE

                                          David Austad
                                          Lawrence Flinn, Jr.
                                          R.F. Leyendecker

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee has ever served as an officer of the Company, other than Mr. Leyendecker, who served as the Company's Treasurer from 1988 though 1992. Certain compensation matters were reviewed by the entire Board of Directors, which includes Mr. Flynn, Chairman of the Board, and Mr. Petersen, President and Chief Executive Officer of the Company. Mr. Leyendecker, a director and member of the Compensation Committee, is a director of NNI and an executive officer of NPSC. Mr. Hylland, a director, is a director of NNI and a director and executive officer of NPSC.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Board of Directors has authorized loans to Tim C. Flynn and Scott C. Petersen in amounts not to exceed $1.5 million and $500,000, respectively, secured by LodgeNet common stock. Interest accrues at a rate commensurate with the current interest rate of the Company's revolving credit facility. Except for those loans, none of the directors or executive officers of the Company or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to the Company at any time since the beginning of the last completed fiscal year in excess of $60,000. None of the directors or executive officers of the Company or any associate or affiliate of such person, had any material financial interest, direct or indirect, in any transaction or any proposed transaction with the Company during the past fiscal year.

                               PERFORMANCE GRAPH

    The following graph compares the percentage change in the Company's cumulative total shareholder return on its common stock with (i) the cumulative total return of the NASDAQ Market Index and (ii) the cumulative total return of all companies (the "Peer Group") with the same four-digit standard industrial code (SIC) as the Company (SIC Code 4841--Cable and Other Pay Television Services) over the period from December 31, 1993 through December 31, 1998. The graph assumes an initial investment of $100 in each of the Company, the NASDAQ Market Index and the Peer Group and reinvestment of dividends. The Company did not declare or pay any dividends in 1998. The graph is not necessarily indicative of future price performance. THIS GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG THE COMPANY, NASDAQ MARKET INDEX AND PEER GROUP*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
LODGENET ENTERTAINMENT CORP.             $100.00     $51.71     $64.96    $121.37     $75.21     $47.01
CABLE, OTHER PAY TV SERVICES              100.00      72.50      83.70      68.04     113.96     219.36
NASDAQ MARKET INDEX                       100.00     104.99     136.18     169.23     207.00     291.96

                                                                                     DECEMBER 31
                                                           ----------------------------------------------------------------
                                                             1993       1994       1995       1996       1997       1998
                                                           ---------  ---------  ---------  ---------  ---------  ---------
LodgeNet Entertainment...................................  $  100.00  $   51.71  $   64.96  $  121.37  $   75.21  $   47.01
Cable, Other Pay TV Services.............................     100.00      72.50      83.70      68.04     113.96     219.36
NASDAQ Market Index......................................     100.00     104.99     136.18     169.23     207.00     291.96

------------------------

*   Source: Media General Financial Services, Inc.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The accountants of the Company are Arthur Andersen LLP, 45 South Seventh Street, Minneapolis, MN 55402-1611. Arthur Andersen LLP has performed accounting services for the Company and its predecessors since its appointment in the fourth quarter of 1991, which services have consisted of the examination of the consolidated financial statements of the Company and its affiliates and predecessors and limited assistance and consultation in connection with filings with the SEC. All professional services rendered by Arthur Andersen LLP during 1998 were furnished at customary rates and terms.

    It is anticipated that representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and to comment on the Company's consolidated financial statements.

    The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year and the stockholders are being asked to ratify such appointment. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock represented and voting at the Meeting will be required for passage of this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 ANNUAL REPORT

    The Company's Annual Report to Shareholders, incorporating its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Arthur Andersen LLP, the Company's independent public accountants.

                           PROPOSALS OF STOCKHOLDERS

    Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2000 Annual Meeting of Stockholders will be held on or about May 10, 2000. Proposals of stockholders intended to be included in the proxy materials for the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company, 3900 West Innovation Street, Sioux Falls, South Dakota 57107, by December 9, 1999, in a form that complies with the Company's Bylaws and applicable requirements.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendations of the Board of Directors and authority to do so is included in the Proxy.

DATED: April 12, 1999

                                          By Order of the Board of Directors,

                                          /s/ Daniel P. Johnson

                                          Daniel P. Johnson
                                          SECRETARY

PROXY                                                                  PROXY

                   LODGENET ENTERTAINMENT CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1999

     The undersigned hereby appoints Mr. Tim C. Flynn and Mr. Scott C. Petersen, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders
(the "Annual Meeting") of LodgeNet Entertainment Corporation (the "Company") to be held at the Company's National Headquarters and Distribution Center, 3900 W. Innovation Street, Sioux Falls, South Dakota 57107 on Wednesday,
May 12, 1999 at 9:00 a.m. Central Daylight Time or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

     This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the election of Mr. Tim
C. Flynn and Mr. R.F. Leyendecker; and "FOR" the ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. If any other business is presented at the Annual Meeting, this Proxy confers authority to and shall be voted in accordance with the recommendation of the Board of Directors. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Corporate Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending and electing to vote in person.

                PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY
                 CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       LODGENET ENTERTAINMENT CORPORATION
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY



                                                                  For all
1. ELECTION OF DIRECTORS FOR A                For   Withhold  (Except Nominee(s)
   TERM OF 3 YEARS--                          All     All       written below)
   NOMINEES: Tim C. Flynn
   R.F. Leyendecker                           / /     / /            / /

   -----------------------------------

                                                     For   Against   Abstain
2 . To ratify the appointment of Arthur              / /     / /       / /
    Andersen LLP as the Company's Independent public accountants for the fiscal year ending
    December 31, 1999.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.




                                                     Dated         , 1999
                                                           --------

                                     Signature(s)
                                                 ------------------------
                                     Signature(s)
                                                 ------------------------
----------------------------------   Please sign exactly as name appears
 PLEASE MARK, SIGN, DATE AND MAIL    hereon. Joint owners should each sign.
  THIS PROXY CARD PROMPTLY USING     Where applicable, indicate official
     THE ENCLOSED ENVELOPE           position or representative capacity.
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